Exhibit 99.1

Lulus Announces Reduction in Size of its Board of Directors

Board to Transition from Eleven to Six Members Following the Voluntary Resignations of Five Directors

CHICO, Calif., September 5, 2024 – Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU), an attainable luxury fashion brand for women, today announced changes to its Board of Directors (the "Board”), reducing the size from eleven to six members. This move is part of a calculated effort to reduce costs and streamline operations across the Company, while maintaining the Board’s commitment to operating within the best practices of corporate governance. Five directors, Michael Mardy, David McCreight, Danielle Qi, Caroline Sheu, and Kira Yugay, have voluntarily resigned from the Board, effective September 4, 2024. Following the resignations, the Board is now comprised of six directors: four independent directors, John Black (Board Chair), Dara Bazzano, Anisa Kumar, and Kelly McCarthy; one non-independent director, Evan Karp; and CEO and director Crystal Landsem. We intend for Mr. McCreight and Mr. Mardy to continue to support Lulus on a strategic advisory basis.

“We would like to extend our gratitude to our departing Board members Caroline, David, Danielle, Kira, and Mike, for their valued service and unwavering support of the business. Collectively, their dedication and insights have been instrumental to the Company’s vision and success,” said John Black, Chairman of the Board.

Mr. Black continued, “We remain steadfast in our pursuit of long-term value creation, and the decision to reduce the Board's size aligns with our commitment to managing expenses and right sizing all elements of the organization. The remaining directors possess the critical skills to continue to support the execution of our strategic plan, giving us confidence that this Board is well-equipped to guide our turnaround and restore shareholder value. As we take actions to return the business to growth under CEO Crystal Landsem, we believe we are well-positioned to drive profitability and maintain our edge as the attainable luxury fashion brand for women.”

As part of the Company’s commitment to cost reduction, the Board has suspended payment of retainers to directors under the Board’s Non-Employee Director Compensation Program until further notice.

Following the restructuring of the Board, the Chair of the Audit Committee will be Ms. Bazzano, with Mr. Black and Ms. Kumar as committee members. The Nominating and Corporate Governance Committee will now be comprised of Ms. Kumar as Chair and Ms. McCarthy. The Compensation Committee will now be comprised of Ms. McCarthy as Chair and Ms. Bazzano. The Board has also dissolved the Technology and Innovation Committee and redistributed its responsibilities to the Audit Committee.

Mr. McCreight has amended his existing 10b5-1 Sales Plan to provide for the sale of 62,500 shares of common stock, as amended from 633,000 shares of common stock (the "Amended 10b5-1 Plan"). No sales were made under the original 10b5-1 Sales Plan, and the Amended 10b5-1 Plan will become effective on November 18, 2024. The Amended 10b5-1 Plan provides for a sale of the number of shares purchased by Mr. McCreight at the time of the Company’s initial public offering, and is a component of his overall tax and financial planning strategy. Mr. McCreight’s Amended 10b5-1 Plan has been approved pursuant to the terms of the Company’s policies, and will be disclosed in the Company’s next Quarterly Report on Form 10-Q.

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About Lulus

Headquartered in California and serving millions of customers worldwide, Lulus is an attainable luxury fashion brand for women, offering modern, unapologetically feminine designs at accessible prices for all of life’s fashionable moments. Our aim is to make every woman feel beautiful, celebrated and as if she’s the most special version of herself for every occasion – from work desk to dream date or cozied up on the couch to the spotlight of her wedding day. Founded in 1996, Lulus delivers fresh styles to consumers daily, using direct consumer feedback and insights to refine product offerings and elevate the customer experience. Lulus’ world class personal stylists, bridal concierge, and customer care team share an unwavering commitment to elevating style and quality and bring exceptional customer service and personalized shopping to customers around the world. Follow @lulus on Instagram and @lulus on TikTok. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our leadership, operations and growth. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: risks related to the continued impact of the macroeconomic environment on our business, operations and financial results; our ability to successfully maintain our desired merchandise assortment or manage our inventory effectively; demand for our products, including our ability to anticipate, identify, measure, and respond quickly to fashion trends, customer preferences and demands; general economic conditions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract and retain customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; system security risks including security breaches; and our ability to fulfill orders. These and other important factors discussed in Part I, Item 1A, “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Part II, Item 1A, “Risk Factors” in Lulus’ Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Contact

Abbygail Reyes
Vice President, Communications
investors@lulus.com

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